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                                                                    EXHIBIT 12.1

                            HEAFNER TIRE GROUP, INC.
     STATEMENT REGARDING: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                  (AMOUNTS IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                 3 MONTHS        3 MONTHS        9 MONTHS        9 MONTHS
                                                   ENDED           ENDED           ENDED           ENDED
                                               SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                   2000            1999            2000            1999
                                                (UNAUDITED)     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
                                               -------------   -------------   -------------   -------------
Consolidated pretax income (loss) from
  continuing operations......................         14          (2,844)         (8,050)         (2,846)
Interest.....................................      7,003           5,622          18,979          16,310
Interest portion of rent expense.............      3,219           2,267           8,653           6,770
                                                  ------          ------          ------          ------

EARNINGS.....................................     10,236           5,045          19,582          20,234
                                                  ======          ======          ======          ======
Interest.....................................      7,003           5,622          18,979          16,310
Interest portion of rent expense.............      3,219           2,267           8,653           6,770
                                                  ------          ------          ------          ------

FIXED CHARGES................................     10,222           7,889          27,632          23,080
                                                  ======          ======          ======          ======

RATIO OF EARNINGS TO FIXED CHARGES...........       1.00              --              --              --
                                                  ======          ======          ======          ======
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